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                                                            EXHIBIT 10.15


November 9, 1999


Mr. Paul B. Silverman
9520 Center Street
Vienna, Virginia 22181

Dear Mr. Silverman:

The Board of Directors of SecurFone America, Inc. has proposed that the term of the executive employment agreement between you and the Company dated November 1, 1998 be extended to December 31, 1999. All other terms of the agreement would remain unchanged. Please sign below to acknowledge your agreement with the terms of this letter.


Sincerely,


/s/ Andrew H. Kent
----------------------------
SecurFone America, Inc.
Andrew H. Kent,



I agree to the terms of this letter as of the date appearing above.


/s/ Paul B. Silverman
-----------------------------
Paul B. Silverman